     As filed with the Securities and Exchange Commission on April 10, 2001

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                           RESTORATION HARDWARE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                                  68-0140361
  (State or other jurisdiction                             (IRS Employer Identification No.)
of incorporation or organization)

                              15 KOCH ROAD, SUITE J
                         CORTE MADERA, CALIFORNIA 94925
               (Address of principal executive offices) (Zip Code)

                                   ----------

                           RESTORATION HARDWARE, INC.
                            1998 STOCK INCENTIVE PLAN
                      EMPLOYEE AND CONSULTANT STOCK OPTIONS
                            (Full title of the Plans)

                                   ----------

                                GARY G. FRIEDMAN
                      CHIEF EXECUTIVE OFFICER AND DIRECTOR
                           RESTORATION HARDWARE, INC.
                              15 KOCH ROAD, SUITE J
                         CORTE MADERA, CALIFORNIA 94925
                     (Name and address of Agent for service)
                                 (415) 924-1005
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE



===================================================================================================
                                                        Proposed        Proposed
        Title of                       Amount            Maximum         Maximum        Amount of
       Securities                       to be         Offering Price    Aggregate     Registration
    to be Registered                  Registered        per Share     Offering Price       Fee
---------------------------------------------------------------------------------------------------
Restoration Hardware, Inc.
1998 Stock Incentive Plan
---------------------------------
Common Stock, $.0001 par value       512,668 shares      $ 3.92(2)      $2,009,658.60   $   530.55

Employee stock option agreement
for Gary G. Friedman
---------------------------------
Common Stock, $.0001 par value       200,000 shares      $ 6.00(3)      $1,200,000.00   $   316.80

Consultant stock option agreement
for Keith Belling
---------------------------------
Common Stock, $.0001 par value        28,571 shares      $ 1.75(3)      $   49,999.25   $    13.20
                                                                        Aggregate
                                                                        Registration
                                     741,239 shares                     Fee             $   860.55
                                     ==============                                     ==========
===================================================================================================



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1998 Stock Incentive Plan and the stock option agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on April 4, 2001, as reported on the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the exercise price specified for this stock option.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference

        Restoration Hardware, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2000, filed with the SEC on April 27, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 29, 2000, July 29, 2000 and October 28, 2000 filed with the SEC on June 13, 2000, September 12, 2000 and December 12, 2000 respectively;

        (c) The Registrant's current reports on Form 8-K, filed with the SEC on March 21, 2000 for the period ended March 20, 2000 and on April 2, 2001 for the period ended March 21, 2001, and;

        (d) The Registrant's Registration Statement No. 000-24261 on Form on Form 8-A12G, filed with the SEC on May 14, 1998 and amended on June 3, 1998, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

                All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        The Registrant's Amended and Restated Certificate of Incorporation limits or eliminates the liability of Registrant's directors to Registrant or its stockholders for monetary damage to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). As permitted by the DGCL, Registrant's Amended and Restated Certificate of Incorporation provides that Registrant's directors shall not be personally liable to Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of such person's duty of loyalty to Registrant or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Section 174 of the Delaware General Corporation Law; and (iv) for any transaction resulting in receipt by such person of an improper personal benefit.

        Registrant's Amended and Restated Certificate of Incorporation also contains provisions indemnifying its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Registrant currently has directors' and officers' liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. Registrant has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in Registrant's Amended and Restated Certificate of Incorporation. Registrant believes that these agreements are necessary to attract and retain qualified directors and executive officers.


Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits


Exhibit Number      Exhibit
--------------      -------
     4              Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-24261 on Form 8-A12G, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).

     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

     23.1           Consent of Deloitte & Touche LLP, Independent Auditors.

     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Incentive Plan or the non-plan stock option agreements.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corte Madera, State of California on this 6th day of April, 2001.

                                       RESTORATION HARDWARE, INC.


                                       By: /s/ Gary G. Friedman
                                           ----------------------------
                                           Gary G. Friedman
                                           Chief Executive Officer
                                           and Director



                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Restoration Hardware, Inc., a Delaware corporation, do hereby constitute and appoint Gary G. Friedman and Walter Parks and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                            Title                                Date
---------                            -----                                ----
/s/ Gary G. Friedman                 Chief Executive Officer              April 6, 2001
---------------------------          and Director
Gary G. Friedman                     (Principal Executive Officer)


/s/ Stephen Gordan
---------------------------          Chairman of the Board                April 6, 2001
Stephen Gordan




/s/ Walter Parks                     Executive Vice-President,            April 6, 2001
---------------------------          Chief Administrative Officer
Walter Parks


/s/ Robert Camp                      Director                             April 6, 2001
---------------------------
Robert Camp


/s/ Raymond Hemmig                   Director                             April 6, 2001
---------------------------
Raymond Hemmig


/s/ Marshall Payne                   Director                             April 6, 2001
---------------------------
Marshall Payne


/s/ Ann Rhoades                      Director                             March 18, 2001
---------------------------
Ann Rhoades


/s/ Damon Ball                       Director                             April 6, 2001
---------------------------
Damon Ball


/s/ Mark Schwartz                    Director                             April 6, 2001
---------------------------
Mark Schwartz


/s/ Glenn Krevlin                    Director                             April 6, 2001
---------------------------
Glenn Krevlin



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           RESTORATION HARDWARE, INC.

                                  EXHIBIT INDEX



Exhibit Number      Exhibit
--------------      -------
     4              Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-24261 on Form 8-A12G, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).

     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

     23.1           Consent of Deloitte & Touche LLP, Independent Auditors.

     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.